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                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant                      [x]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement              [ ] Confidential, for use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[x] Soliciting Material Pursuant to Rule 14a-12

                             Ascent Pediatrics, Inc.
                 -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x]  No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:
                                                                         -------

     2.   Aggregate number of securities to which transaction applies:
                                                                      ----------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:
                                                          ---------------------

     5.   Total fee paid:
                         -----------------------------------------------

     [ ]  Fee paid previously with preliminary materials:

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     [ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1.   Amount previously paid:
                                 ---------------------------------------------

     2.   Form, Schedule or Registration Statement No.:
                                                       -----------------------

     3.   Filing Party:
                        -------------------------------------------------------

     4.   Date Filed:
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     [Medicis logo]                                       [Ascent logo]

CONTACT:
--------

Medicis Pharmaceutical Corporation
Libby Ivy, Director, Investor Relations & Corporate Communications,
(602) 808-3854
                                or
Ascent Pediatrics, Inc.
Emmett Clemente, Ph.D., Chairman, President and Treasurer, (978) 658-2500

                 MEDICIS PHARMACEUTICAL ENTERS PEDIATRIC MARKET
                    BY AGREEING TO ACQUIRE ASCENT PEDIATRICS

SCOTTSDALE, ARIZONA AND WILMINGTON, MASSACHUSETTS--OCTOBER 1, 2001--Medicis Pharmaceutical Corporation (NYSE:MRX) and Ascent Pediatrics, Inc. (OTC BB:ASCTP) today announced that they have entered into a definitive merger agreement under which Medicis will acquire Ascent, a specialty pharmaceutical company focused on the marketing and sale of prescription products to U.S. based pediatricians. The Ascent Board of Directors has unanimously recommended the transaction to its stockholders. The closing of the transaction is contingent upon approval by Ascent stockholders and customary closing conditions. Under a separate agreement, entities affiliated with FS Private Investments have agreed to vote shares, which today represent 53.9% of Ascent's outstanding shares, in favor of the transaction.

Under the terms of the agreement, Medicis will pay approximately $60 million, less certain retention payments and transaction fees and expenses, upon the closing of the transaction for the outstanding capital stock and retirement of indebtedness of Ascent and has agreed to pay to the holders of Ascent's common equity up to an additional $10 million per year for each of the first five years following closing based upon reaching certain sales threshold milestones on the Ascent products (as defined under the agreement). Assuming that the transaction closes as of December 31, 2001, Ascent expects that holders of its common equity will receive upon the closing approximately $0.41 per share in cash. For federal tax purposes, holders of Ascent's common equity will calculate gain or loss by taking into account the cash received at closing and the value of the contingent payments as of the closing.

Ascent's portfolio of specialty pharmaceutical pediatric products currently includes ORAPRED(R) (prednisolone sodium phosphate), an oral liquid steroid for children with asthma and other respiratory inflammatory conditions; PRIMSOL(R) (trimethoprim HCl), an antibiotic oral solution for children with acute otitis media, or middle ear infections; and PEDIAMIST(R), an over-the-counter saline nasal mist, as well as certain projects that are under development. Sales of ORAPRED(R) comprise the majority of the Ascent product sales. Ascent currently supports these products with a dedicated pediatric sales force, numbering approximately 70 representatives and sales management.

In addition to the acquired brands, Medicis believes the pediatric market represents an untapped growth opportunity for several of its existing dermatological products such as OVIDE(R), LOPROX(R) and certain other products. This transaction provides Medicis with critical mass to assist with the entrance into the category of pediatrics.



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According to IMS Health, the U.S. pediatric market is estimated to be approximately $5 billion annually with annual prescriptions written growing in excess of 17% over the past five years. There are approximately 55,000 office-based pediatricians nationwide with over 70% of pediatricians practicing in group-office locations. Over 53% of pediatric diagnosis visits are for infections or illnesses to the ear, nose, eyes or respiratory system. Pediatricians write approximately 2.8 million total prescriptions for oral glucocorticoids, 68.3% of the prescriptions were in liquid form. The total U.S. market for liquid steroids is estimated to be approximately $70 million annually.

"We are pleased to announce our carefully planned entrance into the pediatric market with a transaction we expect to be accretive," said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. "This natural extension of our existing business model is expected to broaden both our business development and research and development opportunities. Ascent Pediatrics is a highly respected company in the field of pediatric medicine and we look forward to integrating our two dynamic organizations. We are especially excited about the strength of the Ascent sales organization."

Emmett Clemente, Ph.D., Chairman, President and Treasurer of Ascent said, "We at Ascent are extremely pleased to have entered into this arrangement as it provides us the best opportunity to transfer the mission of Ascent to a strong and innovative organization, which can provide the pediatric community with creative and valuable products. Additionally, it provides the required resources for the development of our pipeline products. Over the last decade Medicis has established itself as a vibrant organization dedicated to the field of dermatology and understands the opportunities and challenges in establishing a strong presence in a niche business."

Medicis recently released fiscal year 2002 revenue guidance of $192.0 million and earnings per share guidance of $1.88. First quarter fiscal year 2002 (for the quarter ending September 30, 2001) revenue guidance of $44.0 million and earnings per share guidance of $0.42 remain unchanged. Assuming a January 2002 closing, Medicis expects to adjust its fiscal year 2002 earnings guidance upon the transaction's closing and anticipates raising estimates absent special charges associated with the transaction by approximately $0.03. Medicis is still evaluating the impact of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142) on the amortization of intangible assets and therefore any potential impact of the new statement is not currently included in the earnings guidance provided by Medicis. Medicis is still conducting an evaluation of the potential effect of certain in-process research and development projects included in this transaction, the potential effect of possible net operating loss carryforwards and the potential effect of the valuation of certain intangible assets. Any potential impact of these items is expected to be reported at the time of the transaction's closing date.

Based in Wilmington, Mass., Ascent is a pharmaceutical company primarily dedicated to the specialty of pediatrics. Founded in 1989, Ascent markets pediatric prescription pharmaceutical products including ORAPRED(R) (prednisolone sodium phosphate 20.2mg/5mL), a liquid steroid for children with asthma and other inflammatory conditions, PRIMSOL(R) (trimethoprim HCl oral solution, 50mg/5mL) for children with acute otitis media, or middle ear infections and PEDIAMIST(R), an over-the-counter saline nasal mist.

Medicis is the leading independent pharmaceutical company in the United States focusing primarily on the treatment of dermatological conditions. Medicis develops and markets leading products for major segments within dermatology, including acne, fungal infections, rosacea, hyperpigmentation, photoaging, psoriasis, eczema, skin and skin-structure infections, seborrheic dermatitis, head lice and cosmesis (improvement in the texture and appearance of skin). The Company's primary products include the prescription brands DYNACIN(R)




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(minocycline HCl), TRIAZ(R) (benzoyl peroxide), LUSTRA(R) (hydroquinone),
LUSTRA-AF(R) (hydroquinone) with sunscreen, ALUSTRA(TM) (hydroquinone) with retinol, LOPROX(R) (ciclopirox), PLEXION(TM) (sodium sulfacetamide/sulfur), PLEXION-TS(TM) (sodium sulfacetamide/sulfur), OMNICEF(R) (cefdinir), OVIDE(R) (malathion), LIDEX(R) (fluocinonide), SYNALAR(R) (fluocinolone acetonide), TOPICORT(R) (desoximetasone) and A/T/S(R) (erythromycin); the over-the-counter brand ESOTERICA(R); and BUPHENYL(R) (sodium phenylbutyrate), a prescription product indicated in the treatment of Urea Cycle Disorder.

NOTE TO INVESTORS:

Medicis will host a conference call at 4:45 p.m. Eastern Time (1:45 p.m. Pacific
Time) today to review today's announcement, as well as provide an update on any other business matters of Medicis. A live webcast will also be available at http://www.medicis.com. The webcast will be archived on Medicis' Web site for two business days following the live call.

The phone number to join the conference call is (719) 457-2629 for both domestic and international callers. No access code is necessary for the live call. For investors unable to participate in the live call, a replay will be available soon after the live call. The phone number to access the replay is (719) 457-0820 and the access code is 494548. The replay will be available for two business days following the live call.

This press release includes "forward-looking statements" as defined by the Securities and Exchange Commission. Such statements are those concerning Medicis, Ascent and the combined companies' merger and strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that Medicis or Ascent expects, believes or anticipates will or may occur in the future are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. This includes completion of the proposed merger, earnings estimates, future financial performance and other matters. These statements are based on certain assumptions made by Medicis and Ascent based on their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis and Ascent. Any such projections or statements include the current views of Medicis and Ascent with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and there are numbers or important factors that could cause actual results to differ materially from those projected, including the ability to consummate the transaction, the ability of Medicis to successfully integrate Ascent's operations or the ability to realize anticipated synergies and benefits of the transaction. The risks and uncertainties normally incident to the pharmaceutical industry, dependence on sales of key products, the uncertainty of future financial results and fluctuations in operating results, dependence on Medicis' acquisition strategy, the timing and success of new product introductions and other risks described from time to time in Medicis' SEC filings and in Ascent's Annual Report on Form 10-K for the year ended December 31, 2000, and its most recent quarterly report filed with the SEC. Forward-looking statements represent the judgment of Medicis' and Ascent's management, as of the date of this release, and Medicis and Ascent disclaim any intent or obligation to update any forward-looking statements.



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IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
-----------------------------------------------------------

Ascent plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Medicis, Ascent, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other relevant documents filed with the SEC by Medicis and Ascent through the web site maintained by the SEC at http://www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement (when it is available) by directing a request to: Ascent Pediatrics, Inc. 187 Ballardvale Street, Suite B125, Wilmington, MA 01887 (tel:
978-658-2500).

Medicis and Ascent and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transaction contemplated by the merger agreement. Information regarding Medicis' directors and executive officers is contained in Medicis' Form 10-K for the year ended June 30, 2001, and its proxy statement dated October 6, 2000, which are filed with the SEC. As of September 24, 2001, Medicis' directors and executive officers beneficially owned approximately 1,252,059 shares, or 4.0% of Medicis' outstanding common stock and 13.4% of the outstanding voting common stock. Information regarding Ascent's directors and executive officers is contained in Ascent's Form 10-K for the year ended December 31, 2001 and its proxy statement dated April 30, 2001, which are filed with the SEC. As of October 1, 2001, Ascent's directors and executive officers beneficially owned approximately 22,293,280 shares, or 77.7% of Ascent's depositary shares. In addition, certain directors and executive officers of Ascent have direct or indirect interests in the merger due to securities holding, vesting of options, repayment of debt to entities affiliated with certain directors, transaction fees payable to entities affiliated with certain directors, executive retention payments due to certain executive officers upon the closing of the merger under retention letters recently entered into between the Company and its executive officers, and transaction incentive payments due upon the closing of the merger to certain directors under consulting agreements which were recently amended to provide for a one-time payment upon the sale of Ascent. In addition, current and former directors and officers of Ascent will be indemnified by the surviving corporation in the merger, and benefit from insurance coverage, for liabilities that may arise from their service as directors and officers of Ascent prior to the merger. Additional information regarding the participants in the solicitation will be contained in the Proxy Statement.

NOTE: Full prescribing information for any Medicis or Ascent prescription product is available by contacting the Companies. OMNICEF(R)is a registered trademark of Abbott Laboratories, Inc. under a license from Fujisawa Pharmaceutical Co., Ltd. ORAPRED(R), PRIMSOL(R)and PEDIAMIST(R)are registered trademarks of Ascent Pediatrics, Inc. All other marks (or brands) and names are the property of Medicis Pharmaceutical Corporation or its Affiliates.


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